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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): May 26, 2004


                                 METALLURG, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                      333-42141              13-1661467
-------------------------------    ------------------------    ----------------
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)



                               6 East 43rd Street
                            New York, New York 10017
                    (Address of Principal Executive Offices)

                                 (212) 835-0200
              (Registrant's Telephone Number, Including Area Code)





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ITEM 7.   EXHIBITS

      99.1 Metallurg, Inc. Condensed Consolidated Financial Statements (Unaudited), March 31, 2004 and for the quarters ended March 31, 2004 and 2003.

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

      Metallurg, Inc. ("Metallurg") has attached as Exhibit 99.1 to this filing on Form 8-K, and incorporates by reference to this filing, its Condensed Consolidated Financial Statements (Unaudited), March 31, 2004 and for the quarters ended March 31, 2004 and 2003 ("Financial Statements"). The Financial Statements, including the notes thereto, have been prepared assuming that Metallurg will continue as a going concern. However, as stated in Note 1 to the Financial Statements, Metallurg Holdings, Inc., Metallurg's parent company, currently does not expect to have sufficient cash on hand to make the interest payments due on $121 million of 12 3/4% Senior Discount Notes due 2008 (the "Senior Discount Notes").

      As all of Metallurg's outstanding common stock has been pledged as collateral for Metallurg Holdings, Inc.'s obligations under the Senior Discount Notes, if Metallurg Holdings, Inc. is unable to make interest payments when due, it could lead to a foreclosure on its assets, principally Metallurg's common stock. Such a foreclosure would create a default under Metallurg's indenture, dated as of November 25, 1997, governing its $100 million aggregate principal amount of 11% Senior Notes due 2007 (the "Senior Notes"), and could result in an accelerated maturity of such Senior Notes.

      In addition, Metallurg's Revolving Credit Facility with Fleet National Bank (the "Revolving Credit Facility"), under which Metallurg is obligated to reimburse its banks for any drawings under outstanding letters of credit (which were in the amount of $20.8 million at March 31, 2004), is scheduled to mature on October 29, 2004. Any letters of credit still outstanding at that date will either need to be retired or cash collateralized.

      In light of the above, Metallurg retained Compass Advisers, LLP, as financial advisors, and Paul, Weiss, Rifkind, Wharton & Garrison, LLP, as legal counsel, to assist Metallurg in analyzing and evaluating possible transactions for the principal purposes of refinancing its Revolving Credit Facility and restructuring its balance sheet. Metallurg is engaged in negotiations with potential lenders regarding a refinancing of its Revolving Credit Facility. Metallurg neither expresses any opinion nor gives any assurances whatsoever regarding whether, when, or on what terms it will be able to refinance its Revolving Credit Facility or complete any broader restructuring of its balance sheet. Management believes that the refinancing and restructuring of Metallurg's Revolving Credit Facility and balance sheet is essential to the long-term viability of Metallurg. If Metallurg is not able to reach agreements that favorably resolve the issues described in this filing, Metallurg likely will not have adequate liquidity to enable it to continue to make the interest payments required with respect to its Senior Notes, or to repay the Revolving Credit Facility. In such event, Metallurg may have to resort to certain other measures to resolve its liquidity issues, including ultimately seeking the protection afforded under the United States Bankruptcy Code. Furthermore, any negotiated refinancing of Metallurg's Revolving Credit Facility or negotiated restructuring of Metallurg's balance sheet may require that Metallurg seek the protection afforded under the reorganization provisions of the United States Bankruptcy Code.

      Additionally, Metallurg will delay the filing of its Quarterly Report on Form 10-Q for the period ended March 31, 2004 beyond the June 1, 2004 due date required by the indenture governing its Senior Notes, which will result in a default thereunder. If the Senior Notes indenture trustee or holders of 25% or more in aggregate principal amount of the Senior Notes notifies Metallurg of such default and such default is not cured within 30 days of such notice, an event of default will occur and holders of at least 25% in aggregate principal amount of the Senior Notes may accelerate the maturity of the Senior Notes and declare the entire principal amount of the Senior Notes, together with accrued and unpaid interest theron, to be due and payable immediately. Metallurg neither expresses any opinion nor gives any assurances whatsoever regarding if or when it will file such Quarterly Report on Form 10-Q, or if or when it will file any other reports required to be filed under the indenture.

      Furthermore, as previously announced on April 14, 2004, Metallurg has not yet filed its 2003 Annual Report on Form 10-K with the Securities and Exchange Commission. If the Senior Notes indenture trustee or holders of 25% or more in aggregate principal amount of the Senior Notes notifies Metallurg of such default and such default is not cured within 30 days of such notice, an event of default will occur and holders of at least 25% in aggregate principal amount of the Senior Notes may accelerate the maturity of the Senior Notes and declare the entire principal amount of the Senior Notes, together with accrued and unpaid interest theron, to be due and payable immediately.


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      Limitation on Incorporation by Reference

      In accordance with General Instruction B.6 of Form 8-K, the information in this Item 12 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 12 will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

      Cautionary Statement Regarding Forward-Looking Statements

      This filing on Form 8-K contains certain forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including in particular those regarding Metallurg's filing of its March 31, 2004 Quarterly Report on Form 10-Q and Metallurg's ability to meet its other obligations to make public filings, to continue to meet its debt service obligations, to restructure its balance sheet and to continue as a going concern. Other factors that could cause or contribute to such risks and uncertainties include, but are not limited to, Metallurg Holdings, Inc.'s ability to make the interest payments on its Senior Discount Notes, Metallurg's ability to refinance its Revolving Credit Facility, make interest payments on its Senior Notes, or complete a restructuring of its balance sheet on favorable terms, if at all, changes in general economic and business conditions, increased competition, reductions in customer demand, changes in technology and methods of marketing, and various other factors beyond Metallurg's control. These risks and uncertainties further include, but are not limited to, such factors as are described in the reports filed from time to time by Metallurg on Securities and Exchange Commission forms, including its most recently filed reports on Form 8-K, its Annual Report on Form 10-K for the year ended December 31, 2002, and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003, June 30, 2003 and September 30, 2003. Metallurg is not under, and expressly disclaims, any obligation to update the information contained in this filing for any future events, including changes in its cash balances or other events affecting Metallurg's liquidity or financial position. New risk factors emerge from time to time and it is not possible for Metallurg to predict all such risk factors, nor can Metallurg assess the impact of all such risk factors on Metallurg's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            METALLURG, INC.
                                            By: /s/ Barry C. Nuss
                                               ---------------------------------
                                                Name: Barry C. Nuss
                                                Title: Senior Vice President &
                                                       Chief Financial Officer



Dated: May 26, 2004


                                  EXHIBIT INDEX

Exhibit                     Description
-------                     -----------
 99.1                       Metallurg, Inc. Condensed Consolidated Financial
                            Statements (Unaudited), March 31, 2004 and for the quarters ended March 31, 2004 and 2003.


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